                                                                     EXHIBIT 3.2

================================================================================



                         ADVANCED GLASSFIBER YARNS LLC
                             AMENDED AND RESTATED


                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                    between

                           JEFFERSON HOLDINGS, INC.

                                      and

                              AGY HOLDINGS, INC.




                        Dated as of September 30, 1998



================================================================================

                               TABLE OF CONTENTS

                                                                                           Page
SECTION 1.  DEFINITIONS..................................................................     1
     1.1    Defined Terms................................................................     1
     1.2    Construction.................................................................     8
     1.3    Certain Conventions..........................................................     8

SECTION 2   ORGANIZATION.................................................................     8
     2.1    Formation....................................................................     8
     2.2    Name.........................................................................     9
     2.3    Term.........................................................................     9
     2.4    Principal Place of Business..................................................     9
     2.5    Purpose of the Company.......................................................     9
     2.6    Powers of the Company........................................................     9
     2.7    Foreign Qualification........................................................     9
     2.8    Registered Agent and Office..................................................     9
     2.9    No State Law Partnership.....................................................    10

SECTION 3   MANAGEMENT AND OPERATIONS....................................................    10
     3.1    Directors....................................................................    10
     3.2    Officers.....................................................................    12
     3.3    Required Actions by the Board of Directors...................................    13
     3.4    Insurance....................................................................    14
     3.5    Taxes and Charges; Governmental Rules........................................    14
     3.6    Contracts with AGY...........................................................    14
     3.7    Business, Health, Safety and Environmental Practices.........................    14
     3.8    Owners.......................................................................    14

SECTION 4   CAPITALIZATION; ALLOCATIONS; DISTRIBUTIONS...................................    15
     4.1    Capital Contributions; Percentage Interests..................................    15
     4.2    Additional Capital Contributions.............................................    16
     4.3    Capital Accounts.............................................................    16
     4.4    Loans to the Company.........................................................    17
     4.5    Allocations..................................................................    17
     4.6    Allocation of Taxable Income and Loss........................................    19
     4.7    Distributions................................................................    20
     4.8    Indemnification and Reimbursement for Payments on Behalf of an Owner.........    21

SECTION 5   RELATIONSHIP BETWEEN OWNERS..................................................    22
     5.1    Company Property.............................................................    22
     5.2    Other Ventures...............................................................    22

     5.3    Disclaimer of Agency, etc....................................................    23
     5.4    Limitation of Rights.........................................................    23

SECTION 6   BOOKS AND RECORDS; ACCOUNTING; BUDGETS; FINANCIAL STATEMENTS; BANK ACCOUNTS..    23
     6.1    Books and Records............................................................    23
     6.2    Methods of Accounting........................................................    24
     6.3    Accountants..................................................................    24
     6.4    Business Plan................................................................    24
     6.5    Financial Statements.........................................................    24
     6.6    Bank Accounts................................................................    25

SECTION 7   DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY......................    25
     7.1    Dissolution..................................................................    25
     7.2    Dissolution of the Company...................................................    26
     7.3    Assumption of Certain Liabilities............................................    27
     7.4    Withdrawal...................................................................    27
     7.5    Use of Company Identity......................................................    28
     7.6    Dispute Resolution...........................................................    28

SECTION 8   TRANSFERS OF INTERESTS; REGISTRATION RIGHTS..................................    28
     8.1    No Transfers.................................................................    28
     8.2    Right of First Offer.........................................................    28
     8.3    Put Option...................................................................    29
     8.4    Registration Rights..........................................................    31

SECTION 9   TAX MATTERS..................................................................    32
     9.1    Tax Returns; Tax Accounting Methods; Tax Elections...........................    32
     9.2    Tax Matters Partner..........................................................    32
     10.2   Confidentiality..............................................................    33
     10.2   Non-Compete..................................................................    34

SECTION 11  INDEMNIFICATION..............................................................    34

SECTION 12  MISCELLANEOUS................................................................    35
     12.1   Interested Parties...........................................................    35
     12.2   Liability to Third Parties...................................................    36
     12.3   No Third Party Beneficiaries.................................................    36
     12.4   Publicity....................................................................    36
     12.5   Notices......................................................................    36
     12.6   Binding Effect...............................................................    37
     12.7   No Waiver....................................................................    37
     12.8   No Election of Remedies......................................................    37

     12.9   Entire Agreement.............................................................    37
     12.10  Amendment....................................................................    37
     12.11  Assignment...................................................................    37
     12.12  Severability.................................................................    37
     12.13  Headings.....................................................................    38
     12.14  Counterparts.................................................................    38
     12.15  CONSENT TO JURISDICTION AND SERVICE OF PROCESS...............................    38
     12.16  WAIVER OF TRIAL BY JURY......................................................    38
     12.17  Governing Law................................................................    39
     12.18  Special Covenants of Holdings................................................    39

                         ADVANCED GLASSFIBER YARNS LLC

                             AMENDED AND RESTATED
                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                 ---------------------------------------------



          AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT, dated as of September 30, 1998 (the "Agreement"), by and between Jefferson
                                     ---------
Holdings, Inc., a Delaware corporation ("Holdings"), and AGY Holdings, Inc., a Delaware corporation ("AGY").
                       ---

                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, Owens Corning, a Delaware corporation and the parent of Holdings ("OC"), formed a limited liability company pursuant to the Limited
           --
Liability Company Act of the State of Delaware (the "Company") for the purpose
                                                     -------
of conducting the Business; and

          WHEREAS, Holdings and AGY wish to amend and restate the Original Operating Agreement in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS
            -----------

            1.1  Defined Terms.  Capitalized terms used in this Agreement shall
                 -------------
     have the respective meanings set forth below:

            "Accounting Firm" shall mean the independent auditors for the
             ---------------
Company selected by the Board of Directors, initially PricewaterhouseCoopers
LLP.

            "Act" shall mean the Delaware Limited Liability Company Act, Title
             ---
6, Sections 18-101 et seq., and any successor statute, as amended from time to time.

            "Affiliate" shall mean any entity that, directly or indirectly
             ---------
through one or more intermediaries, controls, is controlled by, or is under common control with the specified party. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the ownership or control of securities possessing at least 50% of the voting power of all outstanding voting securities of an entity or the power otherwise to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or otherwise. For the purposes of this definition, partnerships, joint ventures or similar entities where a majority in interest of the partners, venturers or other owners are a party hereto and/or Affiliates of a party hereto also shall be deemed to be Affiliates of such party; provided that the Company shall not be deemed to be an Affiliate of either party hereto for any purpose hereunder, including the indemnification provisions contained in Section 11 of this Agreement.

          "AGY" shall have the meaning set forth in the recitals.
           ---

          "Allocation Regulations" shall mean the Treasury Regulations under
           ----------------------
Section 704 of the Code, as amended from time to time, and any other Treasury Regulations that relate to the allocation of items of income, gain, deduction or loss of the Company or the maintenance of the Capital Accounts.

          "Asset Contribution" shall have the meaning set forth in the recitals.
           ------------------

          "Assets" shall have the meaning set forth in the Contribution
           ------
Agreement.

          "Assumed Liabilities" shall have the meaning set forth in the
           -------------------
Contribution Agreement.

          "Bankruptcy" shall mean an event where (a) an Owner or a Controlling
           ----------
Affiliate of an Owner shall (i) make a general assignment, arrangement or composition with or for the benefit of creditors, (ii) become unable, or admit in writing its inability, to pay its debts as they become due, (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (iv) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, order for relief or similar relief under any present or future statute, law or regulation, or file any answer admitting or not contesting the material allegations of a petition filed against such Owner or Controlling Affiliate in any such proceeding, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of such Owner or Controlling Affiliate or of all or any substantial part of the properties of such Owner or Controlling Affiliate or (vi) take any action looking to the dissolution or liquidation of such Owner or Controlling Affiliate (other than a dissolution or liquidation into a Controlling Affiliate where such Controlling Affiliate agrees to become an "Owner" under this Agreement in lieu of such Owner), or (b) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Owner or a Controlling Affiliate of such Owner in an involuntary case under any federal bankruptcy law now or hereafter in effect or
(ii) any proceeding shall be instituted by or against such Owner or Controlling Affiliate seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and if instituted against such Owner or Controlling Affiliate, such proceeding shall remain undismissed and unstayed for a period of 60 days, or (c) such Owner or a Controlling Affiliate of such Owner shall take any corporate action to authorize any of the actions set forth above.

          "Board of Directors" shall mean the Board of Directors appointed by
           ------------------
the Owners pursuant to Section 3.1.

          "Book Property" shall mean property of the Company that is properly
           -------------
reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(iv)(g).
                          -

          "Budget" shall mean the annual budget of the Company approved by the
           ------
Owners as of the date hereof and, after the date hereof, any amended or subsequent annual budget approved by the Board of Directors in accordance with
Section 3.3.

          "Business" shall have the meaning set forth in Section 2.5.
           --------

          "Business Plan" shall mean the five-year strategic business plan of
           -------------
the Company approved by the Owners as of the date hereof and attached as Exhibit A hereto, and, after the date hereof, any amendment or modification thereto approved by the Board of Directors in accordance with Section 3.3.

          "Capital Account" shall mean, with respect to any Owner, such Owner's
           ---------------
capital account established and maintained in accordance with the provisions of this Agreement.

          "Capital Contribution" shall mean, with respect to any Owner, the
           --------------------
amount of money and the fair market value of any property other than money contributed to the capital of the Company by such Owner (net of liabilities assumed by the Company or to which property contributed to the Company is subject).

          "Certificate" shall have the meaning set forth in Section 2.1.
           -----------

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
amended from time to time.

          "Company" shall have the meaning set forth in the recitals.
           -------

          "Company Financing" shall mean the Company Financing as defined in the
           -----------------
Purchase Agreement which, for the purpose of clarity, includes (i) the $150 million senior subordinated credit facility provided by First Union Investors, Inc.; and (ii) the credit facility provided by First Union National Bank and other lenders permitting the Company to borrow up to $315 million.

          "Contract" shall mean any agreement, lease, evidence of Indebtedness,
           --------
mortgage, indenture, security agreement or other contract or commitment (whether written or oral).

          "Contribution Agreement" shall mean the Asset Contribution Agreement,
           ----------------------
dated July 1, 1998 and as amended and restated pursuant to an Amended and Restated Asset Contribution Agreement, dated July 31, 1998.

          "Designated Officers" shall have the meaning set forth in Section 7.6.
           -------------------

          "Director" shall mean each then-current member of the Board of
           --------
Directors appointed by Holdings or AGY.

          "Dissolution Event" shall have the meaning set forth in Section 7.1.
           -----------------

          "Distribution" shall mean, with respect to any Owner, the amount of
           ------------
money or the fair market value (determined pursuant to Section 7.2(e), in the case of any Distribution of property in liquidation of the Company) of any property other than money distributed to such Owner by the Company (net of liabilities assumed by such Owner or to which property distributed to such Owner is subject).

          "EO Demand Registration" shall have the meaning set forth in Section
           ----------------------
8.4.

          "Exercising Owner" shall have the meaning set forth in Section 8.
           ----------------

          "Fiscal Year" of the Company shall commence on January 1 and end on
           -----------
December 31 of each year except as may otherwise be required by the Code or Treasury Regulations, provided, however, that (a) in the case of the Company's
                      --------  -------
first fiscal year, Fiscal Year means the period from and including the date on which the Company is formed under the Act to and including the immediately following December 31 and (b) the final Fiscal Year of the Company shall end on the date on which the winding up of the Company is completed.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles.

          "GAAP Financial Statements" shall have the meaning set forth in
           -------------------------
Section 6.2.

          "GHC" shall mean Glass Holdings Corp.
           ---

          "Holdings" shall have the meaning set forth in the recitals.
           --------

          "Holdings Contribution" shall have the meaning set forth in the
           ---------------------
recitals.

          "Indebtedness" of any Person shall mean all obligations of such Person
           ------------
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Damages" shall have the meaning set forth in Section
           -------------------
11(a).

          "Indemnifying Owner" shall have the meaning set forth in Section 4.8.
           ------------------

          "Indemnitees" shall have the meaning set forth in Section 11(a).
           -----------

          "Interest" shall mean, with respect to an Owner, any and all ownership
           --------
interests and rights of that Owner in or with respect to the Company, including, without limitation, such Owner's right to a share of the Net Profit and Net Loss of the Company, its right to Distributions and to a share of the assets of the Company upon liquidation and its right to participate in the management of the affairs of the Company.

          "IRS" shall mean the United States Internal Revenue Service.
           ---

          "Lien" shall mean any mortgage, pledge, assessment, security interest,
           ----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

          "Losses" shall have the meaning set forth in Section 11.
           ------

          "Majority of the Board" shall mean a number of Directors constituting
           ---------------------
not less than 50.1% of the number of Directors on the entire Board of Directors, as such number may be adjusted from time to time pursuant to this Agreement, regardless of whether there are any vacancies thereon.

          "NAV Payment" shall have the meaning set forth in the Purchase
           -----------
Agreement.

          "Net Cash Flow" shall mean the gross cash receipts of the Company
           -------------
during any given Fiscal Year, less the portion thereof used to pay all Company expenses, debt payments, capital improvements and replacements payable during such Fiscal Year or to establish reserves for such items payable during the subsequent Fiscal Year, all as determined by the Board of Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash allowances, and shall be increased by any reductions of reserves previously established.

          "Net Profit" or "Net Loss" shall mean, except as specified below, the
           ----------      --------
income or loss of the Company for "book" or "capital account" purposes under Treasury Regulations Section 1.704-1(b)(2)(iv). In particular, but without limitation, for each Fiscal Year, "Net Profit" or "Net Loss" shall mean the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (it being understood that for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in such taxable income or loss), with the following modifications:

          (i) income, gain or loss from, and cost recovery, amortization or depreciation deductions with respect to, Book Property shall be computed by reference to the value of such property as set forth on the books of the Company, all in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such property differs from such value;

          (ii) any income of the Company that is exempt from federal income tax, and that is not otherwise taken into account in computing Net Profit or Net Loss, shall be added to such taxable income or loss;

          (iii) any expenditures of the Company that are described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and that are not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

          (iv) in the event that the value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Profit and Net Loss;

          (v) to the extent (and only to the extent) that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 732, Section 734 or Section 743 of the Code is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be) for purposes of computing Net Profit or Net Loss; and

          (vi) any items of income, gain, loss or deduction that are specially allocated to an Owner under Sections 4.5(b) or Section 4.5(d) shall not be taken into account in computing Net Profit and Net Loss (but the amount of such items available for allocation under Section 4.5(b) or Section 4.5(d) shall be determined by applying rules analogous to the rules set out in clauses (i) through (v) above).

          "Non-Compete Agreements" shall have the meaning set forth in Section
           ----------------------
10.2.

          "1933 Act" shall have the meaning set forth in Section 8.4.
           --------

          "Notice of Election" shall have the meaning set forth in Section 8.
           ------------------

          "OC" shall have the meaning set forth in the recitals.
           --

          "OC Contribution" shall have the meaning set forth in Section 4.1.
           ---------------

          "Officers" shall have the meaning set forth in Section 3.2 of this
           --------
Agreement.

          "Original Operating Agreement" shall mean the Limited Liability
           ----------------------------
Company Operating Agreement, dated as of June 26, 1998, executed by OC, as amended by the Amended and Restated Operating Agreement, dated as of July 31, 1998, executed by OC and Holdings.

          "Original Principal Amount" shall have the meaning set forth in
           -------------------------
Section 8.3.

          "Owner" shall mean, initially, each of Holdings and AGY.
           -----

          "Percentage Interest" shall mean the percentage interest of each Owner
           -------------------
in the Net Profit and Net Loss of the Company. The initial Percentage Interest of Holdings shall be 49% and the initial Percentage Interest of AGY shall be 51%.

          "Person" or "person" shall mean any individual, corporation, company,
           ------      ------
partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Priority Return" shall mean a return on an Owner's daily balance of
           ---------------
Unrecovered Reduced Distributions calculated at the highest non-default interest rate, as is applicable from time to time, under the credit facility provided by First Union National Bank to the Company (but in no event greater than 10% per annum), compounded quarterly.

          "Purchase Agreement" shall mean the LLC Interest Sale and Purchase
           ------------------
Agreement, dated July 31, 1998, as amended, by and between the Company, OC and GHC, which Purchase Agreement was assigned by GHC to AGY by an Assignment and Assumption Agreement dated September 30, 1998.

          "Put Notice" shall have the meaning set forth in Section 8.3.
           ----------

          "Receiving Owner" shall have the meaning set forth in Section 8.3
           ---------------

          "Reduced Distribution" shall mean, with respect to an Owner, an amount
           --------------------
equal to any excess of (i) the product of (A) a fraction the numerator of which is such Owner's Percentage Interest and the denominator of which is the other Owner's Percentage Interest and (B) the Distribution made to such other Owner pursuant to Section 4.7(b)(iii) over (ii) the Distribution made to such Owner pursuant to Section 4.7(b)(iii).

          "Revolver" means the revolving credit facility of the Company.
           --------

          "Selling Owner" shall have the meaning set forth in Section 8.2.
           -------------

          "Supermajority of the Board" shall mean a number of Directors
           --------------------------
constituting not less than 75% of the number of Directors of the entire Board of Directors as provided in Section 3.1, regardless of whether there are any vacancies therein.

          "Supermajority of the Owners" shall mean a number of Owners holding
           ---------------------------
75% of the Percentage Interests.

          "Tax Matters Partner" shall have the meaning set forth in Section 9.2
           -------------------
and initially shall be AGY.

          "Third Party Offeror" shall have the meaning set forth in Section 8.2.
           -------------------

          "Treasury Regulations" shall mean the regulations promulgated by the
           --------------------
United States Treasury Department under the Code, as amended from time to time.

          "Unrecovered Reduced Distributions" shall mean the excess of an
           ---------------------------------
Owner's aggregate Reduced Distributions over the aggregate Distributions theretofore made to such Owner pursuant to Section 4.7(b)(iv)(B) and 7.2(d)(iii)(B).

          1.2  Construction.  The term "Owner" as used herein shall correspond
               ------------
to the term "member" within the meaning of the Act and the term "Director" as used herein shall correspond to the term "manager" within the meaning of the Act. This Agreement shall constitute the "limited liability company agreement" of the Company within the meaning of the Act. Any reference to an Exhibit or
Schedule in this Agreement shall be deemed to be a reference to such Exhibit or Schedule as amended and in effect from time to time. The Exhibits and Schedules to this Agreement shall be deemed a part of this Agreement.

          1.3  Certain Conventions.  Unless the context of this Agreement
               -------------------
otherwise requires, (a) words of any gender include each other gender and (b) words using the singular or plural number also include the plural or singular number, respectively. The terms "hereof," "herein," "hereby" and "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular Section or provision.


SECTION 2.  ORGANIZATION
            ------------

          2.1  Formation.  The Company has been organized as a Delaware limited
               ---------
liability company by the execution and filing of a Certificate of Formation (as the same may be amended from time to time) (the "Certificate") by OC, as the
                                                 -----------
initial member, under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Owners shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Owner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

          2.2  Name.  The name of the Company shall be "Advanced Glassfiber
               ----
Yarns LLC" and all business of the Company shall be conducted in that name or in such other names that comply with applicable law as the Board of Directors may select from time to time.

          2.3  Term. The term of the Company shall commence on the date on
               ----
which the Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until September 30, 2097, unless sooner dissolved as provided in Section 7.

          2.4  Principal Place of Business.  The principal place of business of
               ---------------------------
the Company shall be in Aiken, South Carolina. The Company may have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require, including, but not limited to, Huntingdon, Pennsylvania and South Hill, Virginia.

          2.5  Purpose of the Company.  The purpose of the Company shall be to
               ----------------------
manufacture and sell glass fiber yarns and related specialty materials, and to engage in such other activities as may be necessary therefor, incidental thereto or otherwise provided for in this Agreement (the "Business"). The Company may,
                                                  --------
subject to Section 3.3, carry on any lawful business, purpose or activity. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, which are necessary or convenient for the conduct, promotion or attainment of the business, purposes or activities of the Company.

          2.6  Powers of the Company.  Subject to the provisions of this
               ---------------------
Agreement, (i) the Company may, with the approval of the Board of Directors, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Owner and (ii) the Board of Directors may authorize any Person (including any Owner or Officer) to enter into and perform any document on behalf of the Company.

          2.7  Foreign Qualification.  Prior to the Company's conducting
               ---------------------
business in any jurisdiction other than Delaware, the Board of Directors shall use its reasonable efforts to cause the Company to comply (to the extent that procedures for doing so are available and such compliance is reasonably within the control of the Board of Directors in the relevant jurisdiction) with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the Board of Directors, each Owner shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in each such jurisdiction in which the Company may conduct business from time to time.

          2.8. Registered Agent and Office.  The registered office of the
               ---------------------------
Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person as the Board of Directors may designate from time to time in the manner provided by law.

          2.9  No State Law Partnership.  The Owners intend that the Company
               ------------------------
shall not constitute or be treated as a partnership (including, without limitation, a limited partnership) or joint venture, and that no Owner shall be a partner or joint venturer of any other Owner, for any purpose other than federal and, if applicable, state and local income tax purposes, and this Agreement shall not be construed to the contrary. The Owners intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Owner and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Owners shall not make any election under Treasury Regulations Section 301.7701-3, or any comparable provisions of state or local law, to treat the Company as an entity other than a partnership for federal, state or local income tax purposes.


SECTION 3.  MANAGEMENT AND OPERATIONS
            -------------------------

          3.1  Directors.  All powers vested by law in the Company shall be
               ---------
exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The Board of Directors shall consist of five (5) Directors, two (2) of whom shall be appointed by Holdings, and three (3) of whom shall be appointed by AGY. The
Chairman of the Board of Directors shall be a Director appointed by AGY.   Each
Director shall be a "manager" within the meaning of the Act.

          (a)  Meetings; Quorum.  Meetings of the Board of Directors shall take
               ----------------
place from time to time, but not less frequently than once each fiscal quarter, at the offices of the Company or at such other location as may be agreed upon by the Directors. The presence of at least a Majority of the Board, including at least one Director representing each Owner, shall be required to constitute a quorum. Any Director shall have the right to appoint any Person to act as proxy or otherwise on his behalf and in his place at any meeting of the Board of Directors which he is unable to attend. The same Person may act as proxy or otherwise on behalf of more than one Director. Meetings of the Board of Directors may be called by any Owner or by the Chairman of the Board of Directors. Written notice of every meeting of the Board of Directors shall be given to each Director at least seven days prior to the date of such meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or a consent in lieu of meeting or an approval of the minutes of a meeting, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Subject to Section 3.3, actions and decisions of the Board of Directors shall be determined at meetings of the Board of Directors at which a quorum is present by a vote of at least a Majority of the Board.

          (b) Organization.  Meetings of the Board of Directors shall be
              ------------
presided over by the Chairman of the Board of Directors, who shall be chosen by AGY. The Chairman of the Board of Directors may appoint any Person to act as secretary of the meeting. The Chairman of the Board of Directors shall not have any more votes than any other member of the Board of Directors.

          (c) Minutes.  The decisions and resolutions of each meeting of the
              -------
Board of Directors shall be reported in minutes, which shall state the date and place of the meeting, the Directors present and the Owner that each Director represents, the resolutions put to a vote and the results of the voting. The minutes shall be filed in the minute book of the Company at the principal place of business of the Company. A copy of the minutes shall be provided to each Owner.

          (d) Action by Consent of Board of Directors.  Any action required or
              ---------------------------------------
permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors entitled to vote with respect to the subject matter thereof. Any consent satisfying the provisions of this Section 3.1(d) shall have the same effect as a vote of the members of the Board of Directors at a duly convened meeting of the Board of Directors. The consents shall be filed in the minute book of the Company at the principal place of business of the Company. A copy of the consents shall be provided to each Owner.

          (e) Telephone Conference.  Directors may participate in a meeting
              --------------------
through the use of conference telephone or similar communications equipment, provided that all of the Directors participating in such meeting can communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence at the meeting for all purposes.

          (f) Resignation; Removal.  Any Director may resign at any time upon
              --------------------
written notice to the Company. Such resignation shall be effective upon receipt thereof by the Company or at such time as may be specified in the notice of resignation. Any Director of the Company may be removed by the Owner that appointed him with or without cause and with or without notice.

          (g) Vacancies.  A vacancy on the Board of Directors because of death,
              ---------
resignation, removal, disqualification or any other cause may be filled by the Owner entitled to appoint the Director causing such vacancy.

          (h) Compensation of Directors.  Directors shall not be entitled to
              -------------------------
compensation from the Company for their services. The Company shall, however, reimburse Directors for their reasonable travel, lodging and meal expenses in connection with their attendance at meetings of the Board of Directors or otherwise incurred in connection with the Business.

          (i) Limitation of Liability.  Except as otherwise prohibited by the
              -----------------------
Act, Directors shall not be liable, responsible or accountable for damages or otherwise to the Company for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the

Directors by this Agreement, by law or by the Owners, unless such action or omission is performed or omitted fraudulently or constitutes willful misconduct or gross negligence.

          (j) Limited Membership Status.  For the purpose of electing Officers
              -------------------------
under Section 3.2, each Director, as a "manager" within the meaning of the Act, automatically shall be a "member" of the Company, within the meaning of the Act, of a special class having, as the sole incident of membership of that class, the exclusive power to elect, direct and remove Officers of the Company. A Director, as such, shall not have any other rights of a "member" of the Company within the meaning of the Act.

          (k) Committees.  The Board of Directors may, by resolution adopted by
              ----------
a Supermajority vote of the Directors, establish one or more committees consisting of one or more Directors of the Company (or their designees). Subject to the restrictions imposed in Section 3.3, any such committee shall have and may exercise all of the powers and authority conferred on such committee by the resolution of the Board of Directors.

          3.2  Officers.  (a)  Designation and Appointment.  The Company shall
               --------        ---------------------------
have, but shall not be limited to, the following executive officers: a Chief Executive Officer, a General Manager, a Chief Operating Officer, a Chief Financial Officer, a Technical Vice President and a Vice President -Marketing and Sales. Upon the effectiveness of this Agreement, the General Manager shall be Robert Fisher who, for the first year, shall serve at the pleasure of a Supermajority of the Board of Directors and thereafter at the pleasure of the Board of Directors. All executive officers other than (i) the initial General Manager and (ii) the Chief Executive Officer (who shall at all times be designated by AGY) shall be designated by the Board of Directors after consultation among the Members. In addition, the Board of Directors may, from time to time, employ or retain such other Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Board of Directors), including employees, agents and other Persons who may be designated as officers (together with the executive officers, the "Officers") of the Company. Any number of offices may be held by
               --------
the same Person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Owners. Any Officers so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them by written resolution of the Board of Directors. The Board of Directors may assign titles to particular Officers. Each Officer shall hold office until he or she shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board of Directors.

          (b) Resignation/Removal.  Any Officer may resign as such at any time.
              -------------------
Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer, other than an executive officer, may be removed as such, either with or without cause, at any time by the Board of Directors. Any executive officer may be removed with or without cause only by the vote of the Board of Directors after consultation among the Members. Designation of an Officer shall not of itself create any contractual or employment rights.

          (c)  Duties of Officers Generally.  The Officers, in the performance
               ----------------------------
of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

          3.3  Required Actions by the Board of Directors.  Notwithstanding any
               ------------------------------------------
other provision of this Agreement to the contrary, actions or decisions with respect to any of the following matters shall require the approval of at least a Supermajority of the Board:

          (a)  Issuance of additional ownership interests of the Company.

          (b) Materially changing the Business Plan or the types of businesses conducted by the Company or engaging in a new business not currently conducted or contemplated by the Company.

          (c) Effecting any merger, consolidation, plan of exchange or similar transaction to which the Company is a party.

          (d) Selling all or a substantial portion of the assets of the Company other than in the ordinary course of business.

          (e) Mortgaging or otherwise encumbering the assets of the Company other than in connection with the Company Financing.

          (f) Effecting a distribution of any assets of the Company, including cash, to any Member other than as required or permitted by Sections 4.7(b) (i) through (v) and 8.3.

          (g)  Effecting the liquidation or dissolution of the Company.

          (h) Redemption of any ownership interest in the Company other than pursuant to Section 8.3.

          (i) Entering into any contract with any Affiliate of the Company or with any Member (other than as contemplated by the LLC Interest Sale and Purchase Agreement) other than pursuant to Section 8.3.

          (j) Making of any tax election which is materially detrimental to the Company or any Member.

          (k) Sale, license or other disposition of OC assigned or licensed technology to a third party, including, but not limited to any Affiliate of a Member.

          (l) Incurring indebtedness other than (i) indebtedness sufficient to make the Distributions contemplated by Section 4.7(b)(i) through
               (iv), (ii) indebtedness incurred to effect the transactions contemplated by Section 8.3 and (iii) borrowings under the Revolver which do not exceed $75 million in the aggregate.

          (m)  Materially amending any of the policies set forth in Section 3.7.

          3.4  Insurance.  The Company shall maintain such general property,
               ---------
liability and other insurance as is determined by the Board of Directors, consistent with industry practice and all applicable laws.

          3.5  Taxes and Charges; Governmental Rules.  (a)  The Company shall,
               -------------------------------------
and the Owners shall cause the Company to, comply with all applicable laws, rules, regulations, orders, rulings, certificates, licenses, demands, judgments, writs, injunctions, awards and decrees applicable to the Company.

          (b) Each Owner promptly shall pay all applicable taxes and other governmental charges attributable to it in its individual capacity, shall satisfy all Liens attributable to it in its individual capacity and shall comply with all applicable governmental rules attributable to it in its individual capacity, to the extent, and only to the extent, that a failure to do so would create a Lien or claim on the Company or its assets or would impose additional, or alter any existing, governmental approvals applicable to the Company or the Business.

          3.6  Contracts with AGY.  The price for products of the Business for
               ------------------
all Affiliates of AGY will be at least as favorable, but not more favorable, as the price offered under any material contract with a third party. Affiliates of AGY will receive no more favorable a supply of product of the Business than is given to any third party (i.e., each party to receive supply of product receives its pro rata portion of the total supply).

          3.7  Business, Health, Safety and Environmental Practices.  The
               ----------------------------------------------------
Company shall adopt and put into effect those policies of OC regarding business, health, safety and environmental practices as attached hereto as Exhibit 3.7.
                                                                  -----------

          3.8  Owners.
               ------

          (a) Subject to the provisions of Section 3.1, each Owner shall have all the rights, powers and obligations that may be possessed by a member of a limited liability company under the Act and otherwise as provided by law. Notwithstanding the immediately preceding sentence, no

Owner shall have any authority to bind the Company or any other Owner to third parties without the written consent of all other Owners.

           (b) Meetings of the Owners may be called by any Owner on at least seven (7) days' prior written notice, which notice shall contain the time and place of such meeting. A Supermajority of the Owners shall constitute a quorum for the transaction of business by the Owners at such meeting. Except as otherwise expressly set forth herein, all actions of the Members shall require the affirmative vote or consent of at least a Supermajority of the Owners. Members shall only be entitled to consider and vote upon those matters expressly requiring approval of the Owners pursuant to this Agreement or the Act. All other matters concerning the business and affairs of the Company shall be determined by the Board of Directors.

           (c) Notice of any meeting of the Owners may be waived by any Owner before, at or after such meeting. Meetings of the Owners may be conducted by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Owners may be taken without a meeting only if a Supermajority of the Owners, or such greater number of Owners necessary to take such action under the terms of this Agreement or applicable law, consent thereto in writing. The writing or writings evidencing any such consent shall be filed with the minutes of proceedings of the Owners. The Company shall give prompt notice of the taking of such action to those Owners entitled to vote with respect to such action and who have not consented in writing to the taking of such action.


SECTION 4. CAPITALIZATION; ALLOCATIONS; DISTRIBUTIONS
           ------------------------------------------

           4.1  Capital Contributions; Percentage Interests.  (a)  Pursuant to
                -------------------------------------------
the Contribution Agreement, OC has transferred or caused to be transferred to the Company the Assets, subject to the Assumed Liabilities (the "OC Contribution"). For purposes of this Agreement, after taking into account the NAV Payment (as finally adjusted), the net fair market value of the assets of the Company shall be $650 million. After taking into account for Capital Account purposes (i) the OC Contribution and all other transactions and payments provided for in the Contribution Agreement, (ii) the sale of the 51% Interest to AGY and (iii) the special distributions described in Sections 4.7(b)(i) and 4.7(b)(ii), it is the intention of the Owners that the initial relative balances in their respective Capital Accounts will be in strict proportion to their initial Percentage Interests.

           (b) The initial Percentage Interest of Holdings shall be 49% and the initial Percentage Interest of AGY shall be 51%. The Percentage Interests of the Owners shall only be amended from time to time in accordance with this Agreement.

           (c) No Owner shall have any right to receive any interest on its Capital Contributions to the Company or on its Capital Account in the Company.

          (d) Except as otherwise provided in this Agreement, no Owner shall have any right to withdraw any portion of its Capital Account or to receive any particular asset in liquidation of the Company or otherwise.

          4.2  Additional Capital Contributions.  No Owner shall have any
               --------------------------------
obligation to make any additional Capital Contributions to the Company.

          4.3  Capital Accounts.  (a)  A separate Capital Account shall be
               ----------------
established for each Owner and shall be maintained in all respects in accordance with Section 704 of the Code and the Allocation Regulations, including Treasury Regulations Section 1.704-1(b) promulgated thereunder. Without limiting the foregoing, an Owner's Capital Account shall be increased by (i) the amount of the Capital Contributions made by such Owner to the Company, and (ii) allocations of Net Profit and other items of income or gain to such Owner under
Section 4.5, and shall be reduced by (iii) the amount of the Distributions (not including any guaranteed payment under Section 707(c) of the Code) made to such Owner by the Company and (iv) allocations of Net Loss and other items of deduction or loss to such Owner under Section 4.5.

          (b) The manner in which the Capital Accounts are to be maintained pursuant to this Section 4.3 is intended to comply with the requirements of
Section 704 of the Code and the Allocation Regulations, and the provisions of this Agreement regarding the maintenance of Capital Accounts shall be interpreted and applied consistently therewith. If, in the reasonable opinion of the Company's tax counsel, the manner in which the Capital Accounts are to be maintained pursuant to the provisions of this Section 4.3 should be modified in order to comply with the requirements of Section 704 of the Code and the Allocation Regulations, then, notwithstanding anything to the contrary contained in this Section 4.3, the Tax Matters Partner may alter the method in which the Capital Accounts are maintained, and the Tax Matters Partner shall have the right, upon notice in writing to the other Owner(s), to amend this Agreement without action by the Owners to reflect any such change in the manner in which the Capital Accounts are maintained; provided that any such change in the manner of maintaining the Capital Accounts shall not materially alter the economic arrangement between the Owners.

          (c) The Company shall increase or decrease the Capital Accounts of the Owners to reflect a revaluation of the assets of the Company to their respective fair market values in connection with (i) a contribution of money or other property (other than a de minimis amount) to the capital of the Company by a new
                       -- -------
or existing Owner as consideration for an Interest in the Company, (ii) a distribution of money or other property (other than a de minimis amount) by the
                                                      -- -------
Company to a retiring or continuing Owner as consideration for an Interest in the Company or (iii) a liquidation of the Company, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

          (d) Except as may be required by the Act or any other applicable law, no Owner shall be required to restore or pay to the Company or to any other Owner any deficit or negative balance which may exist in such Owner's Capital Account, whether upon liquidation of the Company or otherwise.

          4.4  Loans to the Company.  Funds required by the Company may be
               --------------------
financed through borrowings from the Owners or their Affiliates or from commercial lending sources, as the Board of Directors (subject to Section 3.3) and the lending party may agree from time to time, at prevailing market rates and upon customary terms and conditions for such loans. Any amounts payable on such loans shall be paid before Distributions to the Owners.

          4.5  Allocations.  (a)  Except as otherwise provided in this
               -----------
Agreement, Net Profit and Net Loss of the Company (and items thereof) for each Fiscal Year or other period of the Company shall be allocated to the Owners in proportion to their respective Percentage Interests at the beginning of such period. For purposes of this Section 4.5 and for other relevant purposes hereunder, a fiscal period shall be deemed to end on any date when the Percentage Interests are changed (and a new fiscal period shall commence on the next day).

          (b) Notwithstanding anything to the contrary contained in this
Agreement:

               (i) Any nonrecourse deduction (within the meaning of Treasury Regulations Section 1.704-2(b)(1)) for a Fiscal Year or other period shall be allocated to the Owners in proportion to their respective Percentage Interests at the beginning of such period, and if there is a net decrease in the Company's minimum gain (as defined in Treasury Regulations Section 1.704-2(d)) during a Fiscal Year or other period of the Company, then items of income and gain for such period (and, if necessary, for subsequent periods) shall be allocated to the Owners in the manner and to the extent required by Treasury Regulations Section 1.704-2(f). This clause is intended to constitute a "minimum gain chargeback" as provided by Treasury Regulations Section 1.704-2(f), and this clause shall be construed accordingly.

               (ii) Any partner nonrecourse deduction (within the meaning of Treasury Regulations Section 1.704-2(i)(2)) shall be allocated in the manner specified in Treasury Regulations Section 1.704-2(i)(1), and, subject to the exceptions set forth in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in partner nonrecourse debt minimum gain (within the meaning of Treasury Regulations Sections 1.704-2(i)(2) and 1.704-2(i)(3)) during a Fiscal Year or other period of the Company attributable to a partner nonrecourse debt (within the meaning of Treasury Regulations Section 1.704-2(b)(4)), then each Owner with a share of partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such period (and, if necessary, for subsequent periods) in an amount equal to such Owner's share of the net decrease in partner nonrecourse debt minimum gain for such period attributable to such partner nonrecourse debt (which share of such net decrease shall be determined under Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(g)(2)). This clause is intended to constitute a "chargeback of partner nonrecourse debt minimum gain" as provided by Treasury Regulations Section 1.704-2(i)(4), and this clause shall be construed accordingly.

               (iii) In the event that an Owner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and
                                -  -    -      -
     gain (consisting of a pro rata portion of each item of Company income,
                           --------
     including gross income, and gain for such year) shall be specially allocated to such Owner in the manner required by Treasury Regulations
     Section 1.704-1(b)(2)(ii)(d) to eliminate, to the extent required by such
                               -
     regulation, the deficit in the Capital Account of such Owner (determined as contemplated by such regulation) as quickly as possible. This clause is intended to constitute a "qualified income offset" as provided by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and this clause shall be
                                           -
     construed accordingly.

               (iv) If the allocation of any item of income, gain, deduction or loss under this Agreement (A) does not have substantial economic effect under Treasury Regulations Section 1.704-1(b)(2) and (B) is not in accordance with the Owners' interests in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3), then such item shall be reallocated in such manner as (1) either to have substantial economic effect or to be in accordance with the Owners' interests in the Company and
     (2) to result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Agreement without giving effect to the provisions of this clause (iv).

               (v)    If any amount is allocated pursuant to clause (i), (ii),
     (iii) or (iv) of this Section 4.5(b), then, notwithstanding anything to the contrary in this Agreement (but subject to the provisions of clauses (i), (ii), (iii) and (iv) of this Section 4.5(b) and Section 4.5(c)), income, gain, deduction and loss, or items thereof, thereafter shall be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts as nearly as possible shall equal the balances that would have been obtained if the amount allocated pursuant to such clause (i), (ii), (iii) or (iv) and the amount allocated pursuant to this clause (v) instead had been allocated under the provisions of this Agreement without giving effect to the provisions of such clause (i), (ii), (iii) or (iv) or this clause (v).

               (vi) If allocations are required for any Fiscal Year or other period under more than one of Section 4.5(a) and clauses (i), (ii), (iii),
     (iv) and (v) of this Section 4.5(b), then allocations shall be made in the following order, proceeding to the next clause only after the allocations required by the preceding clause have been made: first, clause (i) of this
     Section 4.5(b); second, clause (ii) of this Section 4.5(b); third, clause
     (iii) of this Section 4.5(b); fourth, clause (iv) of this Section 4.5(b); fifth, clause (v) of this Section 4.5(b); and last, Section 4.5(a).

          (c) The allocations and Distributions, including, without limitation, the Distribution of assets in the event of liquidation of the Company, set forth in this Agreement are intended to comply with the requirements of Sections 704(b) and 704(c) of the Code and the Allocation

Regulations and shall be interpreted and applied in a manner consistent therewith. If, in the reasonable opinion of the Tax Matters Partner, the allocations of income, gain, deduction and loss set forth herein shall not (i) comply with the cited Code provisions and the Allocation Regulations or (ii) comply with any other provision of the Code or the Treasury Regulations, then, notwithstanding anything to the contrary contained herein, such allocations shall, upon notice in writing to the other Owners, be modified to satisfy such provisions of the Code and the Allocation Regulations, provided that any such modification shall not alter materially the economic arrangement among the Owners.

          (d) Any drawdown fees paid by Holdings on behalf of the Company in respect of the Company's senior subordinated credit facility provided by First Union Investors, Inc. shall be treated as a Capital Contribution by Holdings to the Company. Notwithstanding any other provision hereof, items of deduction or loss in an amount equal to any such fees paid by Holdings shall be allocated solely to Holdings for the Fiscal Year in which Holdings pays the fees for Capital Account and tax purposes.

          4.6  Allocation of Taxable Income and Loss.  (a)   Except as otherwise
               -------------------------------------
provided in this Section 4.6, the taxable income or loss of the Company for any Fiscal Year shall be allocated among the Owners in proportion to and in the same manner as Net Profit, Net Loss and separate items of income, gain, loss and deduction (excluding items for which there are no related tax items) are allocated among the Owners for Capital Account purposes pursuant to the provisions of Section 4.5. Except as otherwise provided in this Section 4.6, the allocable share of an Owner for tax purposes in each specified item of income, gain, deduction and loss of the Company comprising Net Profit, Net Loss or an item allocated pursuant to Section 4.5 shall be the same as such Owner's allocable share of Net Profit, Net Loss or the corresponding item for such Fiscal Year.

          (b) In accordance with Sections 704(b) and 704(c) of the Code and applicable Treasury Regulations, including Treasury Regulations Section 1.704-1(b)(4)(i), items of income, gain, deduction and loss with respect to any Book Property of the Company (and, if necessary, any other property of the Company) shall, solely for tax purposes, be allocated among the Owners so as to take account of any variation between the adjusted basis of the Book Property to the Company for federal income tax purposes and its book value. In making allocations pursuant to this Section 4.6(b), the Tax Matters Partner is authorized to apply any method or convention required or permitted by Section 704(c) of the Code; provided, however, that the Tax Matters Partner shall select
                    --------  -------
such method or convention as, in its opinion, will take such variation fully into account.

          (c) To the extent of any recapture income resulting from the sale or other taxable disposition of Company assets, the amount of any gain from such disposition allocated to an Owner (or a successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be recapture income to the extent that such Owner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income.

          (d) The items of income, gain, deduction and loss for tax purposes allocated to the Owners pursuant to this Section 4.6 shall not be reflected in the Owners' Capital Accounts. Any elections or other decisions relating to such allocations shall be made by the Tax Matters Partner in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Owners.

          (e) Pursuant to Treasury Regulations Section 1.752-3(a)(3), the Owners hereby agree to allocate excess nonrecourse liabilities of the Company in accordance with their respective Percentage Interests.

          4.7  Distributions.  (a)  Subject to Section 7.2, distributions to the
               -------------
Owners shall be made in the order and manner set forth in Section 4.7(b).

          (b)  (i)    On the date hereof, the Company shall make a special
distribution of $390 million in cash, $191.1 million to Holdings and $198.9 million to AGY, from the proceeds of indebtedness incurred by the Company on the date hereof. For United States federal income tax purposes, pursuant to Treasury Regulations Section 1.707-5(b), the Company shall treat the portion of the special distribution made to Holdings pursuant to this Section 4.7(b)(i) as being allocable to, and equal in amount to, Holdings' share of the associated indebtedness.

               (ii) On the date hereof, the Company shall make a special distribution to Holdings in an amount equal to the NAV Payment. Further, the Company shall, subsequent to the date hereof, make a further distribution to Holdings of any adjustment to the NAV Payment in Holdings' favor pursuant to the Purchase Agreement when the same shall become due under the Purchase Agreement or, as the case may be, Holdings shall, subsequent to the date hereof, make a payment to the Company of any adjustment to the NAV Payment in the Company's favor pursuant to the Purchase Agreement when the same shall become due under the Purchase Agreement. For United States federal income tax purposes, the Company shall treat the net payments made to Holdings pursuant to this Section 4.7(b)(ii) (a) 51% as a payment of purchase price made to Holdings in partial exchange for the transfer of the Assets to the Company, all in accordance with Treasury Regulations Section 1.707-3, and (b) 49% as a Distribution to Holdings that is allocable to Holdings' share of the associated indebtedness, all in accordance with Treasury Regulations Section 1.707-5(b).

               (iii) Within 75 days after the end of each Fiscal Year, the Company shall make Distributions from Net Cash Flow and permitted borrowings under the Company Financing or other credit facilities of the Company to each Owner in proportion to such Owner's share of the Company's net ordinary income and net capital gain (taking into account the effects of adjustments under Section 743 of the Code), until each Owner has received a Distribution pursuant to this Section 4.7(b)(iii) equal to the product of (x) the maximum federal corporate income tax rate in effect during each Fiscal Year plus 6% and (y) the sum of the items of net ordinary income and net capital gain allocated to such Owner for such Fiscal Year (taking into account any items specially allocated to such Owner resulting from adjustments under Section 743 of the Code).

          (iv) As soon as permitted under the terms of the Company Financing, the Company shall distribute from Net Cash Flow and permitted borrowings under the Company Financing or other credit facilities of the Company amounts to any Owner that has Unrecovered Reduced Distributions (A) until such Owner has received aggregate payments pursuant to this Section 4.7(b)(iv)(A) equal to such Owner's Priority Return, provided, however, that any amount paid pursuant to this Section 4.7(b)(iv)(A) shall be characterized by the Company and the Owners as a guaranteed payment under Section 707(c) of the Code in the year of payment and not as a Distribution; and thereafter (B) until such Owner has no Unrecovered Reduced Distributions.

          (v) Within 90 days after the end of each Fiscal Year, the Company shall make Distributions to the Owners in accordance with their respective Percentage Interests in an amount equal to the difference, if any, between (i) 90% of the Company's Net Cash Flow for such Fiscal Year and (ii) the aggregate amount distributed in respect of such Fiscal Year under Sections 4.7(b)(iii) and 4.7(b)(iv).

          (vi) Thereafter, the Company shall make Distributions to the Owners in accordance with their respective Percentage Interests at such times and in such amounts as the Board of Directors has determined pursuant to Section 3.3(f).

     (c) Subject to compliance with Section 3.3, the Board of Directors may direct that property of the Company be distributed in kind, provided such a distribution in kind shall, to the extent possible, be distributed to the Owners in accordance with Section 4.7(b). For purposes of maintaining the Capital Accounts when property of the Company is distributed in kind: (a) the Company shall treat such property as if it had been sold for its fair market value on the date of distribution, with such fair market value to be determined in accordance with the valuation procedures set forth in Section 7.2(e); (b) any difference between such fair market value and the Company's prior book value in such property for Capital Account purposes shall constitute Net Profit or Net Loss, as the case may be, for the Fiscal Year that includes the date of distribution and shall be allocated to the Capital Accounts of the Owners pursuant to Section 4.5; and (c) each Owner's Capital Account shall be reduced by the fair market value on the date of Distribution, as determined in accordance with the valuation procedures set forth in Section 7.2(e), of the property distributed to such Owner (net of any liabilities secured by such distributed property that such Owner is considered to assume or take subject
to).

     (d) The Company shall (i) make any tax payments or (ii) withhold and pay over any amount, in each case to the extent required by federal, state or local law or any tax treaty on behalf of or with respect to any Owner. The amount of any payment made pursuant to clause (i) or (ii) shall constitute an advance by the Company to such Owner. Such advance shall be repaid to the Company in accordance with Section 4.8.

     4.8  Indemnification and Reimbursement for Payments on Behalf of an Owner.
          --------------------------------------------------------------------
(a) If the Company is obligated to pay any amount to a agency or to any other Person (or otherwise makes a payment) because of an Owner's status or otherwise specifically attributable to an Owner (including, without limitation, federal withholding taxes with respect to foreign partners, state personal property taxes or state unincorporated business taxes), then such Owner (the "Indemnifying Owner") shall
                                                      ------------------
indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). At the option of the other Owner, the amount to be indemnified may be charged against the Capital Account of the Indemnifying Owner, or, at the option of the other Owner, either:

               (i) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Owner shall make a cash payment to the Company equal to the full amount to be indemnified in repayment of the advance made to such Owner pursuant to Section 4.7(d) (and the amount paid shall not be added to the Indemnifying Owner's Capital Account and shall not be deemed to be a Capital Contribution hereunder), or

               (ii) the Company shall reduce subsequent Distributions that would otherwise be made to the Indemnifying Owner until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).

           (b) An Owner's obligation to make contributions to the Company under this Section 4.8 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.8, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies that it may have against each Owner under this Section 4.8, including instituting a lawsuit to collect such contribution with interest.


SECTION 5. RELATIONSHIP BETWEEN OWNERS
           ---------------------------

           5.1  Company Property.  All property owned by the Company, whether
                ----------------
real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Owner, individually, shall have any interest in such property. Title to all such property shall be held in the name of the Company. Without limiting the provisions of Section 7 hereof, no Owner or successor-in-interest to an Owner shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Owner, on behalf of itself and its successors, representatives and assigns, hereby waives any such right.

           5.2  Other Ventures.  Subject to Section 10.2 and the Non-Compete
                --------------
Agreement and the respective obligations of the Owners and their respective Affiliates under the Ancillary Agreements (as defined in the Purchase Agreement), each Owner and Affiliates of the Owners may engage in or hold an interest in other businesses, ventures and activities of any nature and shall have no obligation to refer any business, acquisitions, joint ventures or other strategic or business opportunities to the Company.

           5.3  Disclaimer of Agency, etc.  This Agreement does not create any
                --------------------------
partnership or other relationship beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any party hereto the legal representative or agent of any other party hereto, nor shall any party hereto have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other party hereto.

           5.4  Limitation of Rights.  (a)  At such time as Holdings shall no
                --------------------
longer own at least a 10% Percentage Interest, Holdings shall no longer have any of the rights granted to it under Sections 3.1, 3.3(b)-(j), 3.3(l)-(m), 6.4 and 7.2(c), and no further distributions shall be made by the Company under Section 4.7(b)(v). At such time as Holdings shall no longer own any Interest, Holdings shall no longer have any of the rights granted to it under this Agreement; provided that, notwithstanding the foregoing, in the event that Holdings transfers its Interest to one or more purchasers the Percentage Interest of one or more of such purchasers is greater than 25%, the purchaser with the largest Percentage Interest shall be entitled to exercise and receive all of the rights specifically granted to Holdings under this Agreement.

           (b) At such time as AGY's Percentage Interest shall be less (other than pursuant to a sale of AGY's entire Interest to a single purchaser) than Holdings' Percentage Interest, Holdings shall upon the consummation of any such transfer of AGY's Interest be entitled to exercise and receive all of the rights specifically granted to AGY under this Agreement and AGY shall be entitled to exercise and receive all of the rights specifically granted to Holdings hereunder other than pursuant to Section 3.3(k); provided that, notwithstanding the foregoing, in the event that AGY transfers a portion of its Interest to one or more purchasers and the Percentage Interest of one or more of such purchasers is greater than Holding's Percentage Interest, the purchaser with the largest Percentage Interest shall be entitled to exercise and receive all of the rights specifically granted to AGY under this Agreement.


SECTION 6. BOOKS AND RECORDS; ACCOUNTING; BUDGETS;
           FINANCIAL STATEMENTS; BANK ACCOUNTS
           ---------------------------------------

           6.1  Books and Records. The books and records of the Company shall be
                -----------------
kept at the principal offices of the Company. The books and records for any taxable year shall be retained until such taxable year has been closed under federal and state income tax laws, by the running of the statute of limitations or otherwise, for each of the Owners. The Company shall, upon reasonable prior notice and during normal business hours, make available to each Owner or its representatives or designees all properties, assets, books of account, records, contracts and other documents of the Company and any other material reasonably requested by the inspecting Owner, for inspection and, in the case of books of account, records, contracts and other documents, copying at the inspecting Owner's cost, and shall use its best efforts to make available to the inspecting Owner the accountants, officers, employees, customers and vendors of the Company for interviews to verify any information furnished or to enable the inspecting Owner otherwise to review the Company and its operations. Without limiting the foregoing, the Company shall provide access to the facilities, systems and books and records of the Company to the extent reasonably considered necessary by the accountants and internal audit departments of the inspecting Owner.

          6.2  Methods of Accounting.  (a) The Company shall cause to be
               ---------------------
prepared with respect to each Fiscal Year financial statements based on GAAP (the "GAAP Financial Statements"). To the extent that any Owner shall require
      -------------------------
that the GAAP Financial Statements be reconciled to such Owner's system of accounts, the same shall be at such Owner's sole cost and expense.

          (b) In addition, the Company shall maintain such records and accounts as are necessary to compute (i) the Net Profit or Net Loss of the Company (and individual items of income, gain, deduction and loss for Capital Account purposes) and the Capital Accounts of the Owners and (ii) the taxable income or loss of the Company (and individual items of income, gain, deduction and loss for tax purposes).

          6.3  Accountants.  Unless otherwise agreed by the Owners, the
               -----------
Accounting Firm shall be engaged as the independent auditors of the Company.

          6.4  Business Plan.  The Business Plan for the Company has been agreed
               -------------
to by the Owners and is attached as Exhibit A hereto. Hereafter, on or before September 30 of each year, beginning September 30, 2003, AGY shall prepare and distribute to Holdings and the Board of Directors a proposed Business Plan for the Company for the succeeding Fiscal Year and the four Fiscal Years thereafter. Such proposed new Business Plan shall be approved or modified by the Board of Directors without requiring the approval of a Supermajority of the Board.

          6.5  Financial Statements.  (a)  As soon as practicable following the
               --------------------
end of each Fiscal Year (and in any event not later than 90 days after the end of such Fiscal Year), the Company shall prepare and deliver to each Owner and each member of the Board of Directors a consolidated balance sheet of the Company as of the end of such Fiscal Year and the related consolidated statements of operations, capital accounts and cash flows of the Company for such Fiscal Year (or similar statements if such statements change as the result of changes in GAAP), together with appropriate notes to such financial statements, and in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year and for the Budget for the Fiscal Year just completed. Such balance sheets, statements of operations, capital accounts and cash flows of the Company for each Fiscal Year shall be audited by the Accounting Firm. Such financial statements shall be accompanied by the report of the Accounting Firm to the effect that such financial statements (except for the comparison to the Budget) have been prepared in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with generally accepted auditing standards. The Company shall conduct its business so that such report of the Accounting Firm shall not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with GAAP consistently applied, except for changes in methods of accounting in which the Accounting Firm concurs. At the same time, the Company shall deliver to each Owner a report reviewed by the Accounting Firm indicating each Owner's share of all items of income, gain, deduction and loss of the Company for such Fiscal Year for financial reporting purposes on a GAAP basis, for Capital Account purposes and for federal income tax purposes, a statement of each Owner's Capital Account at the beginning and at the end of such period and any other financial information related to the Company which is reasonably requested by either Owner for federal income tax purposes. The Company also shall provide similar information for state and local tax purposes upon request by either Owner. The Company shall direct the Accounting Firm (i) prior to the performance of its audit of the financial statements, to review its audit plan for the Company with the accountants of each Owner to ensure that the planned procedures are considered adequate and, within reason, to amend its audit plan to meet the requirements of the Owners and (ii) upon completion of the audit, to communicate with the accountants of each Owner on all significant issues noted during such audit and provide access to the audit workpapers to the extent requested by the accountants of each Owner.

            (b) As soon as practicable following the end of each fiscal quarter (and in any event not later than 15 days after the end of such fiscal month), the Company shall prepare and deliver to each Owner and each member of the Board of Directors a consolidated balance sheet and income statement of the Company as of the end of such fiscal quarter and the related consolidated statements of operations, capital accounts and cash flows of the Company for such fiscal quarter and for the Fiscal Year to date (or similar statements if such statements change as a result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding fiscal quarter, for the fiscal quarter of the prior Fiscal Year corresponding to the fiscal quarter just completed and for the Budget for such fiscal quarter and for the Fiscal Year to date. At such time, the Company shall deliver to each Owner an estimate of such Owner's share of all items of income, gain, deduction and loss of the Company for Capital Account purposes and for federal income tax purposes and a statement of each Owner's Capital Account for such fiscal quarter and for the Fiscal Year to date.

            6.6  Bank Accounts.  The Company shall maintain appropriate accounts
                 -------------
at one or more financial institutions, as determined by the Board of Directors, for all funds of the Company. Such accounts shall be used solely for the business of the Company. Withdrawals from such accounts shall be made only upon the signature of those Persons authorized by the Board of Directors.


SECTION 7.  DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY
            -------------------------------------------------------

            7.1  Dissolution.  The Company shall be dissolved and its affairs
                 -----------
shall be wound up on the first to occur of the following (each, a "Dissolution
                                                                   -----------
Event"):
-----

            (a) the expiration of its term pursuant to Section 2.3;

          (b)  upon agreement of the Members;

          (c) at the election of one Member upon a material breach of this Agreement by the other Member which is not cured within ninety (90) days following notice thereof; and

          (d) automatically upon the Bankruptcy or liquidation of either Member, unless the other Member elects to continue the Company.

          7.2  Dissolution of the Company.  On dissolution of the Company, the
               --------------------------
Owner or Owners designated by the Board of Directors shall act as liquidator(s). The liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final Distribution, the liquidator(s) shall continue to operate the Company's properties with all of the power and authority of the Board of Directors, subject to the power of the Board of Directors to remove and replace such liquidator(s). The steps to be accomplished by the liquidator(s) are as follows:

          (a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

          (b) The liquidator(s) shall cause the Company's property to be liquidated as promptly as is consistent with obtaining the fair market value thereof.

          (c) Each of Holdings and AGY shall have the right for sixty (60) days following the occurrence of a Dissolution Event, at its option, to purchase from the Company (or cause any of its Affiliates to purchase) any or all assets owned by the Company at the highest price either of the Members shall offer unless they shall agree upon an alternative purchase price or, in the event only one Member elects its purchase option, at a price determined by an independent investment banking firm jointly selected by the Members.

          (d) The liquidator(s) shall distribute the proceeds of such liquidation and any other assets of the Company (subject to any requirement under the Act) in the following order of priority:

               (i)  first, to payment of all of the debts, liabilities and
                    -----
     obligations of the Company (including all expenses incurred in liquidation);

               (ii) second, to the establishment of adequate reserves for the
                    ------
     payment and discharge of all debts, liabilities and obligations of the Company, including contingent, conditional or unmatured liabilities, in such amount and for such term as the liquidator(s) may reasonably determine;

               (iii)  third, to any Owner that has Unrecovered Reduced
                      -----
     Distributions until (A) such Owner has received aggregate payments pursuant to Sections 4.7(b)(iv)(A) and this 7.2(d)(iii)(A) equal to such Owner's Priority Return (with any such amount paid pursuant to this Section 7.2(d)(iii)(A) to be characterized by the Company and the Owners as a guaranteed payment under Section 707(c) of the Code in the year of payment and not as a Distribution), and (B) such Owner has no Unrecovered Reduced Distributions; and

               (iv)   fourth, any remaining proceeds of liquidation, and any
                      ------
     assets that are to be distributed in kind, shall be distributed to the Owners in accordance with their respective positive Capital Account balances, as promptly as practicable, but in any event within the time required by Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).
                                                                -  -

          (e) The liquidator(s) shall use all reasonable efforts to reduce the assets of the Company to cash and to distribute cash upon liquidation to the Owners. Subject to the foregoing, if any assets of the Company are not reduced to cash, then the Owners (i) shall hire independent recognized appraisers to appraise the value of the non-cash assets of the Company (the cost of such appraisal to be considered an expense of the Company), (ii) shall allocate, in accordance with Section 4.7(c) and Section 4.5, any unrealized gain or loss determined by such appraisal to the Owners' Capital Accounts as though the non-cash assets had been sold on the date of Distribution and (iii) shall, after giving effect to any such adjustment, treat the Distribution of such non-cash assets as equivalent to a Distribution of cash in the amount determined by the appraisal of such assets. No Owner shall have any right to any specific assets of the Company except as otherwise herein specifically provided. In making Distributions of non-cash assets under this Section 7.2, such assets may be distributed unequally among the Owners to the extent necessary to avoid an Owner receiving an asset that it is prohibited from holding or that could result in adverse tax consequences to an Owner; provided that such unequal Distribution shall not affect the aggregate amount of Distributions to any Owner.

          (f) Each of the Owners shall be furnished with a statement prepared by, or under the supervision of, the Owners, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.

          (g) As soon as possible following application of the proceeds of liquidation and any assets that are to be distributed in kind, any Owner (or any other appropriate representative of the Company) shall execute a certificate of dissolution in the form prescribed by the Act and shall file the same with the Secretary of State of the State of Delaware.

          7.3  Assumption of Certain Liabilities.  No party hereto shall incur,
               ---------------------------------
nor be deemed to incur, any liabilities or obligations as a result of the dissolution of the Company in accordance with the provisions set forth in this
Section 7.

          7.4  Withdrawal.  Neither Owner shall withdraw or resign from the
               ----------
Company without the prior written consent of the other Owner (which consent may be withheld in its sole discretion) and neither Owner shall be subject to expulsion from the Company except as expressly agreed between the Owners. Neither the withdrawal, resignation, expulsion or admission of any Owner nor any other circumstance, action or condition shall permit any early termination or dissolution of the Company, which, except as provided in Section 7.1, shall not be wound up or liquidated and which shall continue unaffected.

            7.5  Use of Company Identity.  Unless the Owners agree otherwise
                 -----------------------
in asigned written agreement approved by the Board of Directors, no Owner or Affiliate thereof shall use the Company's telephone number, address, name (or any deceptively similar name), trademarks, service marks or logos after the dissolution of the Company.

            7.6  Dispute Resolution.  Any dispute between the Members regarding
                 ------------------
the terms and provisions of this Agreement or the operations of the Business shall be resolved as follows: each Member shall designate an officer thereof (collectively, the "Designated Officers") to attempt to resolve the dispute through good faith negotiations. In the event the designated Officers fail to resolve the dispute within thirty (30) days, each Member's Chairman of the Board shall attempt to resolve the dispute through good faith negotiation. In the event such Chairmen of the Board fail to resolve the dispute within thirty (30) days, each Member's sole remedy shall be as provided in Section 8.


SECTION 8.  TRANSFERS OF INTERESTS; REGISTRATION RIGHTS
            -------------------------------------------

            8.1  No Transfers.  No party hereto shall, directly or indirectly
                 ------------
(including through a change-in-control of either party), transfer all or any portion of its Interest prior to the fifth anniversary of the date hereof without the prior written consent of the other party hereto. Thereafter, no party shall, directly or indirectly (including through a change-in-control of either party), transfer all or any portion of its Interest other than pursuant to and in accordance with the terms of this Section 8, unless previously consented to in writing by the other party hereto.

            8.2  Right of First Offer.  If at any time following the fifth
                 --------------------
anniversary of the date hereof either Owner (the "Selling Owner") shall decide
                                                  -------------
to offer its Interest for sale or shall receive an offer from a third party (the "Third Party Offeror") to purchase the Selling Owner's Interest, the Selling
 -------------------
Owner shall notify the other Owner accordingly and shall provide such other Owner with the opportunity to make an offer to the Selling Owner to purchase its Interest. If, within thirty (30) days of the date of receipt of such notification, such other Owner fails to make an offer or if such other Owner makes an offer that the Selling Owner rejects, the Selling Owner shall thereafter be free to sell its Interest to the Third Party Offeror or to any other party; provided, however, that if the Selling Owner subsequently conducts
             --------  -------
an auction or similar process by which it offers to sell its Interest to multiple potential bidders, it will include such other Owner among the potential bidders to which offering documents are distributed. Notwithstanding the foregoing, under no circumstances shall either Owner, directly or indirectly (including through a change-in-control of either Owner) sell its Interest to Compagnie Saint-Gobain or any Affiliate thereof.

          8.3  Put Option.  (a) At any time following the fifth anniversary of
               ----------
the date hereof, each Owner (the "Exercising Owner") shall have the right,
                                  ----------------
exercisable by written notice (the "Put Notice") to the other Owner (the
                                    ----------
"Receiving Owner") and the Company, to sell all, but not less than all, of its
----------------
Interest to the Company. Within thirty (30) days of receipt of the Put Notice, each Owner shall cause an investment banking firm selected by it to undertake, complete and submit to the other Owner and to the Company a valuation of the Exercising Owner's Interest. Each Owner shall cooperate, and cause the Company to cooperate, with such investment banking firms, with such cooperation to include the provision of such financial statements and other documentation as may be reasonably required, in connection with such valuations.

          (b) Each investment banking firm shall value the Exercising Owner's Interest according to the following formula: "enterprise value" of the Company, minus all indebtedness of the Company (including undistributed amounts to which any Owner is entitled pursuant to Section 4.7(b)(iv)), multiplied by the Percentage Interest of the Exercising Owner, the product of which shall then be increased by any unpaid amount to which the Exercising Owner is entitled under
Section 4.7(b)(iv). In establishing the value of the Exercising Owner's Interest, each investment banking firm may determine whether it is appropriate to take into account any minority interest discount or control premium and adjust its value of the Exercising Owner's Interest based on such determination. Notwithstanding the foregoing, the parties agree that the investment banking firms shall not utilize a minority discount in excess of the percentages set forth in the following table:


                                 DURING THE YEAR FOLLOWING THE INDICATED
          MINORITY DISCOUNT            ANNIVERSARY OF THE DATE HEREOF
          -----------------            ------------------------------

                 25%                                  5

                 20%                                  6

                 15%                                  7

                 10%                                  8

                  0%                              thereafter


          (c) If the higher valuation prepared by the two investment banking firms is not higher than 110% of the lower valuation, the Exercising Owner shall, and the Receiving Owner and the Exercising Owner shall cause the Company to, within fourteen (14) days of submission of the two valuations, execute such documents and instruments as are reasonably required to cause the purchase and sale to the Company of the Exercising Owner's Interest at a purchase price equal to the average of the two valuations. The closing of such purchase and sale shall take place as soon as practicable, but in any event within seventy-five
(75) days after execution of such documents and instruments. At the closing, the Exercising Owner shall transfer its Interest to the Company free and clear of any and all encumbrances.

          (d) If the higher valuation prepared by the two investment banking firms is higher than 110% of the lower valuation, the Exercising Owner and the Receiving Owner shall jointly select a third investment banking firm to value the Exercising Owner's Interest. If the parties cannot agree on a third investment banking firm within ten (10) days of receipt by them of the two valuations, the third investment banking firm shall be J.P. Morgan unless J.P. Morgan shall have performed any investment banking services for either Owner during the immediately preceding two-year period, in which case the party for which J.P. Morgan has not provided any such service shall select the third investment banking firm which shall not have provided any investment banking services to either Owner during such two-year period. Such third investment banking firm shall have thirty (30) days to complete and submit to each Owner and to the Company its valuation of the Exercising Owner's Interest, which valuation shall be based on the formula set forth in Section 8.3(b) and shall, if within the range of the first two valuations, be binding on each Owner and on the Company. If such valuation is not within the range of the first two valuations, the valuation that is closest to that submitted by such third investment banking firm shall be binding on each Owner and the Company. Within fourteen (14) days of submission of such binding valuation, the Exercising Owner shall execute, and the Receiving Owner and the Exercising Owner shall cause the Company to execute, such documents and instruments as are reasonably required to cause the purchase and sale of the Exercising Owner's Interest at a purchase price equal to such final valuation. The closing of such purchase and sale shall take place as soon as practicable but in any event within seventy-five
(75) days after execution of such documents and instruments. At the closing, the Exercising Owner shall transfer its Interest to the Company free and clear of any and all encumbrances. The Company shall pay the fees and expenses of each investment banking firm described in this Section 8.3(d).

          (e) Notwithstanding the foregoing provisions of this Section 8.3, the Company's obligation to purchase, and the Receiving Owner's obligation to cause the Company to purchase, the Exercising Owner's Interest in the Company shall be conditioned on the Company financing the purchase of the Exercising Owner's Interest from a third party lender while maintaining or obtaining, as appropriate, a rating of not less than a B rating by either Standard and Poors or Moody's or their successor rating agencies on its outstanding unsecured subordinated indebtedness after giving effect to the purchase of the Exercising Owner's Interest.

          (f) In connection with the exercise by an Owner of its right to sell its Interest to the Company, the Exercising Owner shall reimburse the Company for twenty-five percent (25%) of the following expenses actually incurred by the Company to third parties in connection with refinancing the then outstanding principal amount of the Company Financing only and no increases thereof (the "Original Principal Amount"): (i) reasonable legal, accounting and printing
--------------------------
fees; (ii) pre-payment premiums and penalties payable in respect of the Original Principal Amount; (iii) the net present value of increased interest costs on the Original Principal Amount for the periods prior to the scheduled maturity of the Original Principal Amount taking into account scheduled amortization of the Original Principal Amount and of the refinanced debt, which increased costs are incurred as a result of an increase in interest rates; (iv) commitment or origination fees; and (v) any reimbursable expenses of the lenders.

          8.4  Registration Rights.  (a) In the event that the Company is unable
               -------------------
to finance the purchase of all of the Interest of the Exercising Owner as provided in Section 8.3, the Exercising Owner may request in writing (each such request being an "EO Demand Registration") that the Company file a registration
                  ----------------------
statement under the Securities Act of 1933, as amended (the "1933 Act"),
                                                             --------
covering the registration of the Interest of the Exercising Owner (including any security issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Interest then held by the Exercising Owner).

          (b) Whenever the Company proposes to register any Interests for its own or others' account under the 1933 Act for a public offering, AGY shall cause the Company to give prompt written notice to Holdings of its intent to do so. Upon the written request of either Owner given within 30 days after receipt of such notice, AGY shall cause the Company to include in such registration such requesting Owner('s) Interest (or the portion thereof designated by such requesting Owner(s)). If the Company is advised in writing in good faith by any managing underwriter of an underwritten offering of the Interest being offered pursuant to any registration statement under this Section 8.4(b) that the dollar value of the Interest to be offered by the requesting Owner(s) is greater than the dollar value of such Interest that can be offered without adversely affecting the offering, the Company may reduce the dollar value of such Interest offered for the account of the requesting Owner(s) to a dollar value deemed satisfactory by such managing underwriter. If there shall be more than one requesting Owner, any such reduction shall be on a pro-rata basis based upon the requesting Owners' Percentage Interest.

          (c)  All expenses incurred in connection with registrations under this
Section 8.4 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts) shall be borne by the Company. In connection with such registrations under this
Section 8.4, AGY shall cause the Company to (i) use its reasonable best efforts to prepare and file with the Securities Exchange Commission, as soon as reasonably practicable, a registration statement with respect to the Interests to be offered and use its reasonable best efforts to cause such registration statement to promptly become and remain effective for a period of at least 180 days (or such shorter period as is required to sell the Interest (or portion thereof) that the requesting Owner requested to be registered); (ii) use its reasonable best efforts to register and qualify the Interests covered by such registration statement under such state securities laws as the requesting Owner shall reasonably request for the distribution of such Interests; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder. AGY shall be obligated to cause the Company to effect only two EO Demand Registrations pursuant to Section 8.4(a) and to keep each such EO Demand Registration current and effective for not less than 180 days (or such shorter period as is required to sell the entire Interest of the Exercising Owner registered thereon).

           (d) In connection with each registration pursuant to this Section 8.4 covering an underwritten registered public offering, the requesting Owner shall, and AGY shall cause the Company to, enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Company's size and investment stature, including with respect to indemnification.


SECTION 9. TAX MATTERS
           -----------

           9.1  Tax Returns; Tax Accounting Methods; Tax Elections.  The Tax
                --------------------------------------------------
Matters Partner shall cause the federal and any required state or local income tax returns of the Company to be prepared and filed on behalf of the Company, and it shall cause copies of such returns to be furnished to each of the Owners. The Tax Matters Partner shall select such tax accounting methods and, except as provided in Section 2.9 and in the immediately following sentence, shall cause such tax elections to be made on behalf of the Company as the Tax Matters Partner determines, in its reasonable discretion, to be in the best interest of the Company, subject always to the limitation set forth in Section 3.3(j). The Owners acknowledge that the taxable year of the Company shall close on the date hereof pursuant to Treasury Regulations Section 1.708-1(b)(i)(iii)(b) and that the Tax Matters Partner shall make, and the Owners shall take all action necessary for the Company to make, an election under Section 754 of the Code for the Fiscal Year of the Company that includes the date hereof without requiring the approval of a Supermajority of the Board. The Owners intend that the Company shall be treated as a partnership for federal, state and local income tax purposes and shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, but without changing the economic relationships created by, or the essential terms of, this Agreement, as may be reasonably required to qualify for and receive treatment as a partnership for federal income tax purposes.

           9.2  Tax Matters Partner. (a) AGY is hereby appointed and shall serve
                -------------------
as the tax matters partner of the Company (the "Tax Matters Partner") as defined
                                                -------------------
in Section 6231(a)(7) of the Code, for so long as it is not the subject of a Bankruptcy and otherwise is entitled hereunder to act as the Tax Matters Partner. If AGY is no longer entitled to act as Tax Matters Partner, then the other Owner shall be automatically appointed Tax Matters Partner and thereafter shall serve for so long as it is not the subject of a Bankruptcy and otherwise is entitled to act as the Tax Matters Partner. The Tax Matters Partner shall
(i) furnish to each Owner affected by an audit of Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Owner informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code and (iii) allow such Owner an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute each other Owner a "notice partner" within the meaning of Section 6231(a)(8) of the Code, provided that the other Owner provides the Tax Matters Partner with the information that is necessary to take such action.

            (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse the out-of-pocket expenses (including attorneys' and other professional fees) incurred by the Tax Matters Partner in such capacity. Each Owner that elects to participate in a tax proceeding of the Company shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to an Owner and the cost of any resulting audits or adjustments of an Owner's tax return shall be borne solely by the affected Owner.

            (c) The Company shall indemnify and hold harmless the Tax Matters Partner from and against any loss, liability, damage, cost or expense (including attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Owner's responsibilities as Tax Matters Partner, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Tax Matters Partner. The Tax Matters Partner shall be entitled to rely on the advice of outside legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Partner, and any act or omission of the Tax Matters Partner pursuant to such advice in no event shall subject the Tax Matters Partner to liability to the Company or any Owner.


SECTION 10. CONFIDENTIALITY; NON-COMPETE
            ----------------------------

            10.1 Confidentiality.  Each Owner and its respective Affiliates will
                 ---------------
hold and keep confidential (and will not use, other than in connection with this Agreement and the transactions contemplated hereby) any information provided to it or any of its respective Affiliates or any of their representatives pursuant to or in connection with this Agreement by or on behalf of the Company or the other Owner or any of its Affiliates (whether such information is regarding the Company, the Business or otherwise relating to such other Owner or any of its Affiliates), provided that this Section 10.1 shall not apply to the following:

                 (i) information which is publicly available at the time of disclosure (through no act of the Owner receiving such information or any of its Affiliates);

                 (ii) information which is disclosed to the Owner receiving such information or an Affiliate of such Owner by a third party which did not disclose it in violation of a duty of confidentiality;

                 (iii) information which was known to the Owner receiving such information or any of its Affiliates before such information was provided to them or their representatives by or on behalf of the Company or the Owner disclosing such information or any of its Affiliates;

                 (iv) information which was developed by an employee, agent or contractor of the Owner receiving such information or any of its Affiliates independent of (and without any knowledge of) any disclosure to such Owner or any of its Affiliates or their representatives by or on behalf of the Company or the Owner disclosing such information or any of its Affiliates; or

                 (v) disclosures which are required to be made by the Owner receiving such information or any of its Affiliates under legal process by subpoena or other court order or other applicable laws or regulations (provided that such Owner or Affiliate makes reasonable efforts to provide copies of such information to, or informs, the other Owner before disclosure).

As used in this Section 10.1, the term "Affiliates" includes Affiliates as of the date hereof and all future Affiliates. This Section 10.1 shall survive any of the events referred to in Section 7.1 for a period of five years.

             10.2   Non-Compete.  Simultaneously with the execution hereof, each
                    -----------
Owner and the Company shall execute and deliver a Non-Compete Agreement substantially in the form of Exhibit I to the Purchase Agreement (the "Non-
                                                                       ---
Compete Agreement").
-----------------


SECTION 11.  INDEMNIFICATION
             ---------------

             (a) Except as otherwise prohibited by the Act, the Company shall indemnify and hold each Owner and its Affiliates and its officers, employees, directors, members, stockholders, managers, agents and representatives, and their successors and assigns, and each of the members of the Board of Directors and each Officer (collectively, the "Indemnitees"), harmless from and against
                                     -----------
any and all losses, claims, damages, costs, liabilities and expenses (including without limitation costs of investigation and reasonable attorneys' fees) ("Losses") suffered or incurred by any and/or all of the Indemnitees (or to
--------
which any and/or all of the Indemnitees may become subject) arising out of, resulting from, based upon or in connection with the management or conduct of the business or affairs of the Company or the activities of each such Indemnitee with respect thereto, other than those which are the result of willful misconduct or gross negligence by such Indemnitee (the "Indemnified Damages").
                                                        -------------------

             (b) Any payment by the Company to an Indemnitee hereunder shall be increased by an additional amount sufficient to pay all applicable income taxes (if any) of any jurisdiction with respect to the total amount (including both the initial amount and such additional amount) paid to such Indemnitee hereunder.

             (c) To the extent that insurance from third parties has been obtained and is available in respect of any Indemnified Damages, the amount of any Indemnified Damages shall be reduced by any amount actually recovered by the Indemnitee from such third parties (to the extent such reimbursement was not taken into account in assessing the amount of Indemnified Damages incurred by the Indemnitee) rather than having the Company make any payments pursuant to the indemnification obligations contained herein; provided that if such proceeds are
                                              --------
not readily available, the Board of Directors will cause the Company to pay such Indemnified Damages, in which event the Company shall be entitled to reimbursement therefor out of the proceeds of insurance when and if obtained. The Board of Directors may (but shall not be obligated to) obtain, at the expense of the Company, insurance against any Indemnified Damages whether or not the Company would, pursuant to this Section 11.1, be required to indemnify any Indemnitee in respect thereof.

             (d) The Company shall, at its sole cost and expense, (i) maintain, with insurers or underwriters of national standing, in the name of the Company,
(x) liability insurance to protect members of the Board of Directors and the Officers, and (y) employee fidelity and other insurance consistent with industry practice, in the case of (x) and (y), in at least such amounts as are sufficient to cover reasonable risks of loss and are consistent with industry practice, and
(ii) pay all premiums and other sums payable in respect of maintaining such insurance.


SECTION 12.  MISCELLANEOUS
             -------------

             12.1 Interested Parties.  A contract or transaction between the
                  ------------------
Company, on the one hand, and one or more of the Owners, Directors or Officers, on the other hand, or between the Company, on the one hand, and any other limited liability company, corporation, partnership, joint venture, association or other organization or enterprise in which one or more Owners, Directors or Officers is a shareholder, director, member, manager or officer or has a financial or other interest, on the other hand, shall not be void or voidable solely for that reason, or solely because the Owner, Director or Officer is present at or participates in the meeting of the Owners or Board of Directors that authorizes the contract or transaction, or solely because its, his or their votes are counted for such purpose, if:

             (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction in accordance with Section 3.3; or

             (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Owners entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the Owners; or

             (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Owners or the Board of Directors.

             12.2 Liability to Third Parties.  The debts, obligations and
                  --------------------------
liabilities of the Company shall be solely the debts, obligations and liabilities of the Company, and no party hereto, including the Owners, nor any member of the Board of Directors nor any Officer shall be obligated personally for any such debt, obligation or liability of the Company, except as otherwise provided in this Agreement or by applicable law.

          12.3 No Third Party Beneficiaries.  The parties agree that the
               ----------------------------
provisions of this Agreement are intended for the benefit of, and are enforceable by, each Owner and the Company. Nothing in this Agreement shall be construed as giving any other Person any right, remedy or claim under or in respect of this Agreement or any provision hereof.

          12.4 Publicity.  Unless otherwise required by applicable law, the
               ---------
Owners and their respective Affiliates shall agree before making any public announcements or public comments regarding this Agreement or the transactions contemplated hereby.

          12.5 Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be delivered by messenger, overnight courier, registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile to the parties hereto at the following respective addresses:

          If to Holdings:

          Jefferson Holdings, Inc.
          c/o Owens Corning
          Owens Corning World Headquarters
          One Owens Corning Parkway
          Toledo, Ohio  43659
          Fax:  419-248-8445
          Attention:  Corporate Secretary

          With a copy to:

          Owens Corning World Headquarters
          One Owens Corning Parkway
          Toledo, Ohio  43659
          Fax:  419-248-1723
          Attention:  Law Department

          If to AGY:

          AGY Holdings, Inc.
          3802 Robert Porcher Way
          Greensboro, North Carolina   27410
          Fax:  336-545-7715
          Attention:  The President

          If to the Company, addressed to each Owner as herein above provided;

or to such other Persons or at such other addresses as shall be furnished by like notice to the other parties. Such notice or other communication shall be deemed to have been given or made as of the date so delivered or received.

          12.6  Binding Effect.  This Agreement shall be binding upon and shall
                --------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.7  No Waiver.  No course of dealing and no delay on the part of any
                ---------
party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          12.8  No Election of Remedies.  No provision of, or any rights granted
                -----------------------
or remedies available under, this Agreement or any other agreements shall limit the availability of any other right or remedy for the breach or violation of any of the provisions contained in this Agreement or any such other agreements or documents.

          12.9  Entire Agreement.  This Agreement, together with the schedules
                ----------------
and exhibits hereto (which schedules and exhibits are deemed a part of this Agreement), the Purchase Agreement, the Ancillary Agreements (as defined in the Purchase Agreement) and the Non-Compete Agreement, together with the schedules and exhibits thereto, (i) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and (ii) supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties and their Affiliates relating to the subject matter hereof, all of which are merged into this Agreement. No prior drafts of this Agreement, the Purchase Agreement or the Ancillary Agreements and the Non-Compete Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or proceeding involving this Agreement.

          12.10 Amendment.  This Agreement may be amended only by the written
                ---------
consent of both Owners.

          12.11 Assignment.  No party hereto may assign this Agreement or any
                ----------
of its rights hereunder, including all or any part of its Interest in the Company, or delegate the performance of any of its obligations hereunder, except in accordance with the provisions of Section 8.

          12.12 Severability.  Any provision hereof which is prohibited or
                ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof void or unenforceable in any respect.

          12.13  Headings.  The headings and captions in this Agreement and the
                 --------
table of contents are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the terms or provisions hereof.

          12.14  Counterparts.  This Agreement may be executed by the parties
                 ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

          12.15  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH OF THE
                 ----------------------------------------------
PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

          12.16  WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO HEREBY
                 -----------------------
WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS

IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION OF OR TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          12.17  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws which might apply the laws of any other jurisdiction) applicable to contracts made and to be performed therein.

          12.18  Special Covenants of Holdings.  Holdings agrees for the benefit
                 -----------------------------
of any and all lenders now or hereafter providing the Company Financing that should any such lender succeed to the interest of AGY by virtue of such lender foreclosing upon its security interest in AGY's Interest in the Company, Holdings shall waive any and all rights to require approval by a Supermajority of the Board in connection with any transfer or sale of the assets of the Company; provided that such sale or transfer shall not be to Compagnie Saint-Gobain or any Affiliate thereof.

          12.19  Company Financing/Keep-Well Limitations.   The provisions of
                 ---------------------------------------
this Agreement are subject to any and all limitations, restrictions, or prohibitions imposed upon the Company and the Owners under the Company Financing and any Keep-well Agreement that may be entered into by and between the Company and OC.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    JEFFERSON HOLDINGS, INC.



                                    By:  /s/ Glen H. Hiner
                                         -------------------
                                      Name:  Glen H. Hiner
                                      Title:  President

                                    AGY HOLDINGS, INC.



                                    By:  /s/ Robert Porcher
                                         -------------------
                                      Name: Robert Porcher
                                      Title:   President